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                                  EXHIBIT 99.1
   IVIVI TECHNOLOGIES RECEIVES FDA 510(K) CLEARANCE FOR ITS LATEST GENERATION
             SOFPULSE, ROMA(3) AND TORINO II ELECTROTHERAPY SYSTEMS

MONTVALE, NJ - DECEMBER 15, 2008 - Ivivi Technologies, Inc. (NASDAQ:IVVI), a leader in non-invasive, electrotherapy systems, today announced that it received U.S. Food and Drug Administration (FDA) 510(k) Clearance for the Company's currently marketed targeted pulsed electromagnetic field (tPEMF(TM)) therapeutic products. The 510(k) Substantial Equivalence Determination specifically covers the Company's SofPulse Models 912-M10, Roma(3) and Torino II products which are indicated for the palliative treatment of post operative pain and edema in superficial soft tissue.

"We are extremely pleased the FDA has thoroughly reviewed the substantial amount of data covering our family of tPEMF(TM) products, which included biophysical dosimetry studies and randomized, placebo-controlled animal and human clinical trials submitted in support of this 510(k)," commented Steven Gluckstern, Chairman, President and Chief Executive Officer. "We believe this clearance is a particularly significant milestone for the Company. Ivivi is now further enabled to expand the distribution of our technology into the important markets of post operative pain and edema and for pain and swelling in chronic wounds. This latest generation of Ivivi signals evolved as a result of our significant advances in understanding the mechanism of action of tPEMF(TM). This knowledge and the ability to freely market the SofPulse family of products for its labeled indications are important steps in helping Ivivi realize the full potential of this broad-based, effective electrotherapeutic treatment modality."

ABOUT TARGETED PEMF
Targeted Pulsed Electromagnetic Field therapy delivers signals which reduce pain and edema associated with inflammation. These signals have demonstrated reductions in patient morbidity by accelerating reduction of acute post operative pain and edema and have demonstrated lower pharmacological analgesic use in a recently published randomized controlled trial. Ivivi's technology is drug-free, easy to apply and has an excellent safety profile. The latest generation signals, which are the subject of the 510(k) clearance, evolved as a result of our significant advances in understanding the mechanism of action of tPEMF(TM). The resulting SofPulse devices are also more portable, disposable and more economical than existing predicate devices, all with significantly lowered electromagnetic interference. This opens the way for on-label tPEMF(TM) use in conditions for which electromagnetic field therapy has not readily been utilized.

ABOUT IVIVI TECHNOLOGIES, INC.

Based in Montvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform, with a primary

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IVIVI TECHNOLOGIES, INC.
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focus on developing treatments for cardiovascular disease. Ivivi's research and development activities are focused specifically on targeted pulsed electromagnetic field, or tPEMF(TM), technology, which, by creating a therapeutic electrical current in injured soft tissue, is believed to modulate biochemical and physiological healing processes to help reduce related pain and inflammation. The Company's most recent clinical studies have shown reductions in anginal pain and increases in blood flow to the heart in certain cardiac patients; however, additional studies are required in this area. The Company expects to develop new tPEMF(TM) devices and to seek strategic partners to pursue the cardiac market and others, such as osteoarthritis, neurology and other inflammatory-related conditions if FDA marketing approvals or clearances can be achieved in these areas.

FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to strategic partnerships and future sales. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2008. The Company assumes no obligation to update the information contained in this press release.

INVESTOR RELATIONS CONTACT:
--------------------------
Cameron Associates
Alison Ziegler or Lester Rosenkrantz;                    Deanne Eagle for Media
212-554-5469                                             212-554-5463
Alison@cameronassoc.com                                  DEANNE@CAMERONASSOC.COM

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